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                           CERTIFICATE OF INCORPORATION OF
                                SCHEID VINEYARDS INC.,
                                A DELAWARE CORPORATION


                                      ARTICLE I

         The name of this corporation is Scheid Vineyards Inc.

                                      ARTICLE II

         The address of the registered office of the corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

                                     ARTICLE III

         The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                                      ARTICLE IV

         A. CLASSES OF STOCK. The corporation is authorized to issue three classes of shares designated "Class A Common Stock," "Class B Common Stock" and "Preferred Stock," respectively. The total number of shares of all classes of stock which the corporation shall have authority to issue is thirty-two million (32,000,000) shares. The number of shares of Class A Common Stock which the corporation is authorized to issue is twenty million (20,000,000) shares. The number of shares of Class B Common Stock which the corporation is authorized to issue is ten million (10,000,000) shares. The number of shares of Preferred Stock which the corporation is authorized to issue is two million (2,000,000) shares. Each of the Preferred Stock, the Class A Common Stock and the Class B Common Stock shall have par value $.001 per share.

         B. RIGHTS, PREFERENCES, PRIVILEGES AND RESTRICTIONS OF PREFERRED STOCK. The Preferred Stock authorized by this Certificate of Incorporation may be issued from time to time in one or more series. The Board of Directors of the corporation is hereby authorized, within the limitations and restrictions stated in this Certificate of Incorporation, to fix or alter, by resolution or resolutions adopted by the Board of Directors, the powers, designations, preferences and relative, participating, optional or other rights, if any, or the qualifications, limitations or restrictions thereof (including dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), the redemption price or prices and the liquidation preferences) granted to or imposed upon the Preferred Stock, and the number of shares constituting any such series and the designation thereof, or any of them. The Board of Directors is also authorized to increase or decrease the number of shares of any series prior or subsequent to the issuance of that series, but not below the number of shares of such series then
outstanding.   In the event the number of shares of any series shall


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be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

         C. CLASS A COMMON STOCK. The shares of Class A Common Stock and shares of Class B Common Stock shall be identical in all respects and shall have equal rights and privileges except as set forth in this paragraph C and in paragraphs D, F and G of this Article IV. In the event of the liquidation, dissolution or winding up of the corporation, after satisfaction of amounts payable to creditors and distribution to the holders of outstanding shares of Preferred Stock, if any, of amounts to which they may be preferentially entitled, holders of the Class A Common Stock and Class B Common Stock are entitled to share ratably, on a per share basis, in the assets available for distribution to the stockholders.

              1.   Dividends.

                   (a) Subject to the rights of holders of all classes of stock at the time outstanding having prior rights, such dividends or distributions as may be determined by the Board of Directors of the corporation from time to time may be declared and paid or made upon the Class A Common Stock out of any source at the time lawfully available for the payment of dividends. Dividends other than dividends payable in Class A Common Stock or Class B Common Stock may be declared and paid or made on the Class A Common Stock without an identical or equivalent dividend being declared or made on the Class B Common Stock. If dividends are declared and paid or made upon the Class B Common Stock (subject to paragraph D.1 below), an identical dividend shall be declared and paid or made simultaneously on the Class A Common Stock.

                   (b) No dividend may be declared and paid or made in Class A Common Stock unless the dividend is payable only to holders of Class A Common Stock and a dividend payable on the Class B Common Stock is declared and paid or made simultaneously in respect of outstanding shares of Class B Common Stock in the same number of shares of Class B Common Stock per outstanding share as is paid or made per outstanding share of Class A Common Stock.

              2. Voting. The holders of Class A Common Stock shall have the voting rights set forth below:

                   (a) With respect to the election of the Board of Directors, the holders of Class A Common Stock, voting as a separate class, shall be entitled to elect that number of directors which constitutes twenty-five percent (25%) of the total authorized membership of the Board of Directors, and if such twenty-five percent (25%) is not a whole number, then the holders of Class A Common Stock will be entitled to elect the next higher whole number of directors which constitutes at least twenty-five percent (25%) of such membership. Such election shall be from a slate of director nominees separate from a slate of director nominees from which holders of Class B Common Stock shall elect directors.

                   (b) The holders of Class A Common Stock will be entitled to vote as a separate class on the removal, with or without cause, of any director elected by the holders of Class A Common Stock or otherwise appointed to serve in such capacity as a result


                                          2.
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of a vacancy on the Board of Directors previously filled by a director elected by the holders of Class A Common Stock, or otherwise appointed to serve in that capacity; PROVIDED, HOWEVER, that, to the extent permitted by applicable law, any director may be removed for cause by the Board of Directors.

                   (c) Except for matters where applicable law requires the approval of one or both classes of Common Stock voting as a separate class and except as described in subparagraphs (a), (b) or (d) of this paragraph C.2. or in subparagraphs (a) or (b) of paragraph D.2 or in paragraph F or G of this
Article IV, the Class A Common Stock and the Class B Common Stock vote together as a single class on all matters presented for a vote of the stockholders; PROVIDED, HOWEVER, that the holders of Class A Common Stock shall have one (1) vote per share and the holders of Class B Common Stock shall have five (5) votes per share.

                   (d) Notwithstanding anything herein to the contrary, except for matters where applicable law requires otherwise, the holders of Class A Common Stock shall have exclusive voting power on all matters at any time when no shares of Class B Common Stock or voting Preferred Stock are issued and outstanding, and the holders of the Class B Common Stock shall have exclusive voting power on all matters at any time when no shares of Class A Common Stock or voting Preferred Stock are issued and outstanding.

         D.   CLASS B COMMON STOCK.

              1. Dividends. Subject to the provisions of paragraph C.1. of this Article IV, dividends and distributions may be declared and paid or made upon the Class B Common Stock as may be permitted by applicable law; PROVIDED, HOWEVER, that no dividend may be declared and paid or made in Class B Common Stock unless the dividend is payable only to holders of Class B Common Stock and a dividend payable in Class A Common Stock is declared and paid or made simultaneously in respect of outstanding shares of Class A Common Stock in the same number of shares of Class A Common Stock per outstanding share as is paid or made per outstanding share of Class B Common Stock.

              2.   Voting.  Subject to the provisions of paragraph C.2. of this
Article IV, the Class B Common Stock shall have five (5) votes per share on all matters that may be submitted to a vote or consent of the holders of Class B Common Stock. Without limiting the generality of the foregoing:

                   (a) With respect to the election of directors, the holders of Class B Common Stock shall be entitled, voting as a separate class, to elect the remaining directors not subject to the priority right of the holders of the Class A Common Stock set forth in paragraph C.2.(a) of this Article IV; and

                   (b) The holders of Class B Common Stock will be entitled to vote as a separate class on the removal, with or without cause, of any director elected by the holders of Class B Common Stock or otherwise appointed to serve in such capacity as a result of a vacancy on the Board of Directors previously filled by a director elected by the holders of Class B Common Stock, or otherwise appointed to serve in that capacity, provided that, to the


                                          3.
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extent permitted by applicable law, any director may be removed for cause by the
Board of Directors.

              3.   Conversion.

                   (a) Each holder of record of Class B Common Stock may, in such holder's sole discretion and at such holder's option, convert any whole number or all of such holder's shares of Class B Common Stock into fully paid and nonassessable shares of Class A Common Stock at the rate (subject to adjustment as hereinafter provided) of one (1) share of Class A Common Stock for each share of Class B Common Stock surrendered for conversion. Any such conversion may be effected by any holder of Class B Common Stock by surrendering such holder's certificate or certificates for the shares of Class B Common Stock to be converted, duly endorsed, at the office of the corporation or any transfer agent for the Class B Common Stock, together with a written notice to the corporation at such office that such holder elects to convert all or a specified number of shares of Class B Common Stock and stating the name or names in which such holder desires the certificate or certificates for such shares of Class A Common Stock to be issued. Promptly thereafter, the corporation shall issue and deliver to such holder or such holder's nominee or nominees, a certificate or certificates for the number of shares of Class A Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made at the close of business on the day of such surrender and the person or persons entitled to receive the shares of Class A Common Stock issuable on such conversion shall be treated for all purposes as the record holder or holders of such shares of Class A Common Stock on that date.

                   (b) Each share of Class B Common Stock shall automatically be converted into Class A Common Stock, at the conversion ratio set forth above, in the event that the beneficial ownership of such share of Class B Common Stock shall be transferred (including, without limitation, by way of gift, settlement, will or intestacy) to any person or entity that is not (i) the corporation, (ii) any of Alfred G. Scheid, Scott D. Scheid, Heidi M. Scheid, Tyler P. Scheid, Emily K. Liberty, Kurt J. Gollnick (collectively, the "Permitted Transferees") or Emanty Limited Liability Company, a California limited liability company;
(iii) a current spouse, former spouse or direct lineal descendant of any of the Permitted Transferees, including adopted persons (if adopted during their minority) and persons born out of wedlock, and excluding foster children and stepchildren; (iv) a trust under which all of the beneficiaries are persons described in clauses (ii) and (iii) above; or (v) a corporation, partnership or limited liability company all of the equity interests of which are owned by persons or entities described in clauses (i), (ii), (iii) and (iv) above or corporations, partnerships or limited liability companies described in this clause (v). A pledge of Class B Common Stock as security for an obligation of a holder thereof under which the pledgor retains all voting and other rights of ownership shall not be considered a transfer for purposes of this paragraph D.3.(b), unless and until beneficial ownership of such Stock is transferred to the pledgeholder. The conversion into Class A Common Stock shall be deemed to have occurred (whether or not certificates representing such shares are surrendered) as of the close of business on the date of transfer, and the person or persons entitled to receive shares of Class A Common Stock issuable on such conversion shall be treated for all purposes as the record holder or holders of such shares of Class A Common Stock on that date.


                                          4.
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                   (c)  Before any shares of Class A Common Stock shall be
delivered upon conversion, the holder of shares of Class B Common Stock whose shares have been converted into Class A Common Stock shall deliver the certificate(s) representing such shares to the corporation or its duly authorized agent (or if such certificates have been lost stolen or destroyed, such holder shall execute an agreement satisfactory to the corporation to indemnify the corporation from any loss incurred by it in connection with such conversion), specifying the place where the Common Stock issued in conversion thereof shall be sent. The endorsement of the share certificate shall be in form satisfactory to the corporation or such agent, as the case may be.

                   (d) The number of shares of Class A Common Stock into which the shares of Class B Common Stock may be converted shall be subject to adjustment from time to time in the event of any capital reorganization, reclassification of stock of the corporation, consolidation or merger of the corporation with another corporation or other entity or sale or conveyance of all or substantially all of the assets of the corporation to another corporation or other entity or person that does not provide for additional shares or rights to the holders of Class B Common Stock such that their relative rights are not impaired. Each share of Class B Common Stock shall thereafter be convertible into such kind and amount of securities or other assets, or both, as are issuable or distributable in respect of the number of shares of Class A Common Stock into which each share of Class B Common Stock is convertible immediately prior to such reorganization, reclassification, consolidation, merger, sale or conveyance. In any such case, appropriate adjustments shall be made by the Board of Directors of the corporation in the application of the provisions herein set forth with respect to the rights and interests thereafter of the holders of Class B Common Stock to the end that the provisions set forth herein (including provisions for adjustment of the conversion rate) shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or other assets thereafter deliverable on conversion of the Class B Common Stock.

                   (e) The corporation shall, at all times, reserve and keep available out of the authorized and unissued shares of Class A Common Stock, solely for the purpose of effecting the conversion of the outstanding Class B Common Stock, such number of shares of Class A Common Stock as shall from time to time be sufficient to effect conversion of all outstanding Class B Common Stock and if, at any time, the number of authorized and unissued shares of Class A Common Stock shall not be sufficient to effect conversion of the then outstanding Class B Common Stock, the corporation shall take such corporate action as may be necessary to increase the number of authorized and unissued shares of Class A Common Stock to such number as shall be sufficient for such purposes.

                   (f) No fractional shares of Class A Common Stock shall be issued upon conversion of shares of Class B Common Stock. If more than one share of Class B Common Stock shall be surrendered for conversion at any one time by the same holder, the number of shares of Class A Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of the Class B Common Stock so surrendered. If, after the aforementioned aggregation, the conversion would result in the issuance of a fraction of a share of Class A Common Stock, the number of shares of Class A Common Stock to be issued shall be rounded up or down to the nearest full share.


                                          5.
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                   (g)  The corporation shall pay any and all issue and other taxes that may be payable in respect of any issue or delivery of shares of Class A Common Stock on conversion of Class B Common Stock pursuant hereto. The corporation shall not, however, be required to pay any tax which may be payable in respect of the issue of any Class A Common Stock in a name other than that in which the Class B Common Stock so converted was registered, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the corporation the amount of any such tax, or has established, to the satisfaction of the corporation, that such tax has been paid.

                   (h) If any shares of capital stock to be reserved for the purpose of conversion of shares of Class B Common Stock require registration or listing with, or approval of, any governmental authority, stock exchange or other regulatory body under any federal or state law or regulation or otherwise before such shares may be validly issued or delivered upon conversion, the corporation will in good faith and as expeditiously as possible endeavor to secure such registration, listing or approval, as the case may be.

                   (i) All shares of Class A Common Stock which may be issued upon conversion of the shares of Class B Common Stock will upon issuance by the corporation be validly issued, fully paid and non-assessable and free from all taxes, liens and charges with respect to the issuance thereof.

                   (j) All certificates representing Class B Common Stock surrendered for conversion shall be appropriately canceled on the books of the corporation, and the shares so converted represented by such certificates shall be restored to the status of authorized but unissued Class B Common Stock of the corporation.

         E.   NOTICE.  In case:

              1. the corporation shall take a record of the holders of its Class A Common Stock for the purpose of entitling them to receive a dividend, or any other distribution, payable otherwise than in cash; or

              2. the corporation shall take a record of the holders of its Class A Common Stock for the purpose of entitling them to subscribe for or purchase any shares of stock of any class or to receive any other rights; or

              3. of the voluntary or involuntary dissolution, liquidation or winding up of the corporation;

then, and in any such case, the corporation shall cause to be mailed to the holders of record of the outstanding Class B Common Stock, at least ten (10) days prior to the date hereinafter specified, a notice stating the date on which a record is to be taken for the purpose of such dividend, distribution or rights.


                                          6.
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         F.   ALTERATIONS OF RIGHTS, PREFERENCES, PRIVILEGES AND RESTRICTIONS
OF CLASS B COMMON STOCK.

              1. So long as any shares of Class B Common Stock are outstanding, the corporation shall not, without first obtaining the approval by vote or written consent, in the manner provided by law, of the holders of a majority of the total number of shares of Class B Common Stock outstanding, voting separately as a class, (1) alter or change the rights, preferences, privileges or restrictions of the Class B Common Stock; (2) amend any provision of this paragraph F or paragraph D, E, G or H of this Article IV; or (3) effect any reclassification or recapitalization of the corporation's outstanding capital stock.

              2. So long as any shares of Class A Common Stock are outstanding, the corporation shall not, without first obtaining the approval, by vote or written consent, in the manner provided by law, of the holders of a majority of the total number of shares of Class A Common Stock outstanding, voting separately as a class, (a) alter or change the rights, preferences, privileges or restrictions of the Class A Common Stock or (b) amend any provision of paragraph C, E, F, G or H of this Article IV.

         G.   RIGHTS, PREFERENCES, PRIVILEGES AND RESTRICTIONS.
Notwithstanding any other provision of this Article IV to the contrary:

              1. the corporation shall not alter or change the rights, preferences, privileges or restrictions of either the Class A Common Stock or the Class B Common Stock in any way that would adversely affect such class or that would adversely affect the relative rights, preferences, privileges or restrictions of the other class in comparison with the altered or changed class without first obtaining the approval by vote or written consent, in the manner provided by law, of holders of a majority of the total number of shares of the adversely affected class outstanding, voting as a separate class;

              2. no increase in the authorized number of shares of either the Class A Common Stock or the Class B Common Stock may be effected without first obtaining the approval, by vote or written consent, in the manner provided by law, of holders of a majority of the total number of shares of each such class outstanding, each voting as a separate class; and

              3. except with respect to the issuance of shares of Class B Common Stock in connection with a stock split of such Class B Common Stock or for payment of dividends on such Class B Common Stock in Class B Common Stock,
(a) no increase in the number of shares of outstanding Class B Common Stock shall be made prior to July 15, 2000 without the approval, by vote or written consent, in the manner provided by law, of a majority of the Class A Common Stock outstanding and of a majority of the Class B Common Stock outstanding, each voting separately as a class, and (b) no increase in the number of shares of outstanding Class B Common Stock shall be made from and after July 15, 2000 without the approval, by vote or written consent, in the manner provided by law, of a majority of the Class A Common Stock outstanding and a majority of the Class B Common Stock outstanding, each voting separately as a class, or the unanimous approval, by vote or written consent, in the manner provided by law, of all directors elected by the holders of Class A Common Stock or appointed to replace directors who were elected by the holders of Class A Common Stock or


                                          7.
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their appointed successors, consisting of not less than two (2) persons, who are not, directly or indirectly, beneficial owners of any shares of Class B Common Stock and who have not been officers or employees of the corporation or any of its subsidiaries within the three (3)-year period immediately preceding such issuance.

         H. QUORUM. Where a separate vote by class or series is required with respect to any matter, the holders of shares entitled to cast a majority of the votes which could be cast by all shares of such class or series entitled to vote thereon shall constitute a quorum. With respect to any other matter, the holders of shares entitled to cast a majority of the votes which could be voted thereon shall constitute a quorum.

                                      ARTICLE V

         The name and mailing address of the incorporator is Heidi M. Scheid, 13470 Washington Boulevard, Suite 300, Marina del Rey, California 90292.

                                      ARTICLE VI

         Except as otherwise provided in this Certificate of Incorporation, in furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind any or all of the Bylaws of the corporation.

                                     ARTICLE VII

         The number of directors of the corporation shall be fixed from time to time by, or in the manner provided in, the Bylaws or amendment thereof duly adopted by the Board of Directors or by the stockholders.

                                     ARTICLE VIII

         Elections of directors need not be by written ballot unless the Bylaws of the corporation shall so provide.

                                      ARTICLE IX

         Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the corporation may be kept (subject to any provision contained in the Delaware General Corporation Law) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the corporation.

                                      ARTICLE X

         A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing


                                          8.
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violation of law, (iii) under Section 174 of the Delaware General Corporation
Law, or (iv) for any transaction from which the director derived any improper personal benefit. If the Delaware General Corporation Law is amended after approval by the stockholders of this Article to authorize corporate action further eliminating or limiting the personal liability of directors then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law as so amended.

         Any repeal or modification of the foregoing provisions of this Article X by the stockholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

                                      ARTICLE XI

         To the fullest extent permitted by applicable law, the corporation is also authorized to provide indemnification of (and advancement of expenses to) its directors and officers (and any other person to which Delaware law permits the corporation to provide indemnification) through Bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the Delaware General Corporation Law, subject only to limits created by applicable Delaware law (statutory or non-statutory), with respect to actions for breach of duty to the corporation, its stockholders and others.

         Any repeal or modification of any of the foregoing provisions of this
Article XI shall not adversely affect any right or protection of a director, officer, agent or other person existing at the time of, or increase the liability of any director of the corporation with respect to any acts or omissions of such director, officer or agent occurring prior to such repeal or modification.

                                     ARTICLE XII

         The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.


                                          9.
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         IN WITNESS WHEREOF, the undersigned has signed this Certificate of
Incorporation this 30th day of July, 1997.



                                  /s/ Heidi M. Scheid
                                  ------------------------------
                                  Heidi M. Scheid, Incorporator